UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2005

Noven Pharmaceuticals, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2005, the Nominating and Corporate Governance Committee of the Board of Directors of Noven Pharmaceuticals, Inc. ("Noven") approved the following changes to Noven’s compensation and reimbursement practices for its non-employee directors.

Annual Director Retainer: $20,000
Board Meeting Attendance Fees (per meeting): $1,500 (in person) / $750 (by telephone)
Additional Retainer for Audit Committee Chair: $10,000
Additional Retainer for Other Committee Chair: $5,000

All of the foregoing amounts will be paid in cash. There was no change to the other components of Noven’s non-employee director compensation and reimbursement practices, which information is disclosed in Noven’s 2005 Proxy Statement. Consistent with Noven’s prior policies, directors who are employed by Noven do not receive any additional compensation for their Board activities.

On May 24, 2005, Noven’s Board promoted Jeffrey F. Eisenberg to the position of Senior Vice President – Strategic Alliances. In connection with the promotion, Mr. Eisenberg’s annual base salary was increased to $291,060.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc

May 27, 2005	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: General Counsel